Exhibit (10)AA

Amendment

to

Target Corporation Deferred Compensation Trust Agreement
(As Amended and Restated Effective January 1, 2009)

This Amendment is made to the Target Corporation Deferred Compensation Trust Agreement (As Amended and Restated Effective January 1, 2009) (the “Trust Agreement”), effective as of June 8, 2011, by and between Target Corporation, a Minnesota corporation (the “Company”) and State Street Bank and Trust Company (the “Trustee”).

WHEREAS, the Company desires to amend the definition of “Change of Control” under the Trust Agreement to conform such definition to the definition of “change in control” adopted by the Company on June 8, 2011 under its equity incentive plan.

NOW, THEREFORE, the parties hereby amend the Trust Agreement as follows:

1.               Section 13(d) is amended and restated to read as follows:

(d)  For purposes of this Trust, a “Change of Control” means one of the following:

(1)          Individuals who are Continuing Directors cease for any reason to constitute 50% or more of the directors of the Company; or

(2)          30% or more of the outstanding voting power of the Voting Stock of the Company is acquired or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by any Person, other than an entity resulting from a Business Combination in which clauses (x) and (y) of Section 13(d)(3) apply; or

(3)          the consummation of a merger or consolidation of the Company with or into another entity, a statutory share exchange, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no Person beneficially owns, directly or indirectly, 30% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

(4)          approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

For purposes of this Section 13(d):

“Continuing Director” means an individual (A) who is, as of June 8, 2011, a director of the Company, or (B) who becomes a director of the Company after June 8, 2011 and whose initial appointment, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors; provided, however, that any individual whose initial assumption of office occurs as a result of either an actual or threatened contested election by any Person (other than the Board of Directors) seeking the election of such nominee in which the number of nominees exceeds the number of directors to be elected shall not be a Continuing Director;

“Person” means any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any affiliate or associate (as defined in Rule 14a-1(a) of the Exchange Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company;

“Voting Stock” means all then-outstanding capital stock of the Company entitled to vote generally in the election of directors of the Company; and

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed by their duly authorized officers this        day of               , 2011.

COMPANY	TRUSTEE

By	By

Name:	Name:

Title:	Title: